                                                                   EXHIBIT 10.35

[NATIONSBANK LOGO]
NationsBank, N.A.           PROMISSORY NOTE

                                                           Date   July 31, 1998

                                                           Amount $40,000,000.00

FOR VALUE RECEIVED, the undersigned ("Borrower") unconditionally (and jointly and severally, if more than one) promise(s) to pay to the order of NationsBank, N.A. ("Bank"), _______________________ (Banking Center) without setoff, at its offices at Charlotte, North Carolina, or at such other place as may be designated by Bank, the principal amount of Forty Million and 00/100 Dollars ($40,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below. [This Note contains some provisions preceded by boxes. Mark only those boxes beside provisions which will be applicable to this transaction. A box which is not marked means that the provision beside it is not applicable to this transaction.]

RATE

[ ] PRIME RATE. The rate shall be the Prime Rate, plus _________ percent, per annum. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate charged by Bank on any loan.

[ ] FIXED RATE. The Rate shall be fixed at ____________ percent, per annum.

[ ] TREASURY SECURITIES RATE. The Rate shall be the Treasury Securities Rate, plus ___________ percent, per annum. The "Treasury Securities Rate" is a fluctuating rate of interest applied by Bank from time to time, based on the most recent monthly average of daily yields on all outstanding United States Treasury Securities adjusted to a constant maturity of __________ years, as made available by the Federal Reserve Board, rounded upwards to the nearest one-eighth of one percentage point (0.125%).

[X] OTHER. The Rate shall be (i) Adjusted Eurodollar Rate plus one percent (1%) or (ii) the Prime Rate as provided in the Addendum. INTEREST WILL BE PAYABLE IN ARREARS.

Notwithstanding any other provision contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank. SEE ADDENDUM FOR ADDITIONAL PROVISIONS.

ACCRUAL METHOD

Interest at the Rate set forth above, unless otherwise indicated, will be calculated on the basis of the 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period. If interest is not to be computed using this method, the method to be used shall be: ________________________________________________________________________.

RATE CHANGE DATE

Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, describe: __________________________________________________________________
____________________________________________________________________________.
In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

PAYMENT SCHEDULE

All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other documents executed in connection with this Note ("Loan Documents"), then to interest due and payable, with the balance being applied to principal, or in such other order as Bank shall determine at its option.

[ ] PRINCIPAL    Principal shall be paid in __________________ (____) equal:
    PLUS         [ ] monthly, [ ] quarterly or [ ] _______________ installments
    INTEREST     of $________________ each, commencing on __________________,
                 19____, together with accrued interest thereon and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest thereon on ____________________, 19____.

[ ] PRINCIPAL    Principal shall be paid in __________________ (____) equal:
    PLUS         [ ] monthly, [ ] quarterly or [ ] _______________ installments
    INTEREST     of $________________ each, commencing on __________________,
                 19____, and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest thereon on ____________________, 19____; provided that, if accrued interest on any payment date exceeds the installment amount set forth above, Borrower will pay an additional amount equal to such excess interest.

[X] SINGLE       Principal shall be paid in full in a single payment on January
    PRINCIPAL 31, 1999. Interest thereon shall be paid: [ ] at maturity, [X] PAYMENT monthly, [ ] quarterly, or [ ] ____________________ commencing on August 31, 1998, and continuing on the same day of each successive month/quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note. AS PROVIDED IN THE ADDENDUM

                 [ ] DEMAND. NOTWITHSTANDING ANY PROVISIONS CONTAINED HEREIN
                             WHICH MAY BE INCONSISTENT WITH A DEMAND NOTE, INCLUDING BUT NOT LIMITED TO ANY REFERENCES TO INSTALLMENTS, A MATURITY DATE, ACCELERATION OR EVENTS OF DEFAULT, BORROWER ACKNOWLEDGES THAT BANK MAY DEMAND PAYMENT AT ANY TIME, IN ITS SOLE DISCRETION.

[ ] OTHER        _______________________________________________________________
                 _______________________________________________________________

REVOLVING FEATURE

[X] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note; provided, however, that Borrower is not in default under any provision of this Note, any Loan Document, or any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitations on borrowings by Borrower. Bank shall have no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

     [ ] Uncommitted Facility. Borrower acknowledges and agrees that notwithstanding any provisions of this Note or the Loan Documents, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

AUTOMATIC PAYMENT

[ ] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrowers account number ______________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

BORROWER REPRESENTS TO BANK THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES. BORROWER ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE, INCLUDING THE ADDITIONAL TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE OF THIS NOTE, AND HEREBY EXECUTES THIS NOTE UNDER SEAL.

                                      BORROWER

                                                                          (SEAL)
                                      ------------------------------------
                                      Print Individual's Name:

                                                                          (SEAL)
                                      ------------------------------------
                                      Print Individual's Name:

                                      PEROT SYSTEMS CORPORATION
                                      ------------------------------------------
Corporate Borrower or Partnership:    (Name of Corporation, Partnership, etc.)

                                      By: /s/ TERRY ASHWILL               (SEAL)
----------------------------------        --------------------------------
Attest (If Applicable)                    Terry Ashwill, Chief Financial Officer
(Corporate Seal)                          --------------------------------------
                                          Print Name and Title:

                                               7-28-98

ADDITIONAL TERMS AND CONDITIONS    SEE ADDENDUM FOR ADDITIONAL PROVISIONS

WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser, or guarantor hereof or any other party hereto (collectively "Obligors") and each of them jointly and severally, do waive presentment, demand, notice of demand, notice of intent to accelerate, and notice of acceleration of maturity, protest, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any of Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note or of any Loan Documents; (b) consent to any and all delays, extensions, renewals or other modifications of this Note or the Loan documents, or waivers of any term hereof or of the Loan Documents, or releases or discharge by Bank of any of Obligors or release, substitution, or exchange of any security for the payment hereof, or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree that no such action, failure to act or failure to exercise any right or remedy on the part of Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection of this Note or of any indorsement or guaranty hereof and/or the enforcement of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any trial, arbitration, bankruptcy, appeal or other proceeding, in the amount of 15% of the outstanding balance of this Note.

INDEMNIFICATION. Obligors agree to promptly pay, indemnify and hold Bank harmless from all state and federal taxes of any kind and other liabilities with respect to or resulting from advances made pursuant to this Note. If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Bank.

PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. Except as expressly permitted by law, no prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate of Bank, whether under this Note or any other Agreement, note or instrument now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any of Obligors whether to Bank or some other party, the security for which institutes an encumbrance on the security for this Note; (c) death of any Obligor (if an individual), or a proceeding being filed or commenced against any Obligor for dissolution or liquidation, or any Obligor voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (d) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) any lien or additional security interest being placed upon any of the property which is security for this Note;
(f) acquisition at any time or from time to time of title to the whole of or any part of the property which is security for this Note by any person, partnership, corporation or other entity; (g) Bank determining that any representation or warranty made by any Obligor in any Loan Documents or otherwise to Bank is, or was, untrue or materially misleading; (h) failure of any Obligor to timely deliver such financial statements, including tax returns, and other statements of condition or other information as Bank shall request from time to time; (i) any default under any Loan Documents; (j) entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (k) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any obligor; (l) Bank reasonably deeming itself insecure for any reason; (m) the determination by Bank that a material adverse change has occurred in the financial condition of any obligor; or, (n) the failure to comply with any law or regulation regulating the operation of Borrower's business.

REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding and all other obligations of Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall, at the option of the Bank, be increased at Bank's discretion up to the greater of (i) three percent (3%) over the contract rate (as shown on the face of this Note) or (ii) three Percent (3%) over the Prime Rate of Bank ("Default Rate"); and/or (c) to the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of the paid portion of any payment in default for more than fifteen days. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) a single payment (and not for installments of interest or principal and interest), the four percent (4%) delinquency charge may be imposed not only with respect to regular installments of principal, interest, or interest and principal, but also with respect to any other payment in default (other than a previous delinquency charge) for more than fifteen days, including without limitation, a single payment of principal due at maturity of this Note. In the event that any installment, or portion thereof, is not paid in a timely fashion, subsequent payments will be applied first to the past due balance (which shall not include any previous delinquency charges), specifically to the oldest maturing installment, and a separate delinquency charge will be imposed for each payment that becomes due until the default is cured. The provisions herein for a Default Rate or a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Obligors a right to cure any default. At Bank's option, any accrued and paid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any other property of such party at or under the control of Bank, without notice or demand, any and all obligations due hereunder.

NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

APPLICABLE LAW. This Note is delivered in and shall be construed under the internal laws and judicial decisions of the State of North Carolina, and the laws of the United States as the same may be applicable.

PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or the validity of any other provision herein and the validity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as may apply to other persons or circumstances.

JURISDICTION AND VENUE. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of North Carolina or the United States courts located within the State of North Carolina, and expressly waive any objections as to venue in any such courts, and agree that service of process may be made on Obligors by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS NOTE OR AN RELATED NOTES OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY CONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, ANY PARTY TO THE NOTE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT THE TIME OF THIS NOTE'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (B) RESERVATION OF RIGHTS. NOTHING IN THIS NOTE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SECTION 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO ADJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS NOTE. NEITHER THE EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

BINDING EFFECT. This note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successor, assigns, heirs and personal representatives, provided, however, that no obligations of the Borrower or the Obligor hereunder can be assigned without prior written consent of Bank.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                  ADDENDUM TO
             $40,000,000 DEMAND PROMISSORY NOTE DATED JULY 31,1998
                          OF PEROT SYSTEMS CORPORATION
                                  IN FAVOR OF
                               NATIONSBANK, N.A.

     The above-referenced Note is amended and modified to include the following terms:

     LOAN

     Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Bank agree to make revolving loans to the Borrower upon request up to an aggregate principal amount of FORTY MILLION DOLLARS ($40,000,000) at any time outstanding. The loans hereunder may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof; provided that no more than 8 Eurodollar Loans may be outstanding at any time. The obligation of the Bank to make loans hereunder and to extend, or convert loans into, Eurodollar Loans is subject to the condition that the Representations and Warranties set forth herein are true and correct in all material respects.

     Notices. Requests by the Borrower for loans hereunder, and for extensions or conversions of loans hereunder, shall be made by written notice (or telephone notice promptly confirmed in writing) by 12:00 Noon Charlotte, North Carolina time on (i) the Business Day prior to the requested borrowing, extension or conversion in the case of Base Rate Loans and (ii) the third Business Day prior to the requested borrowing, extension or conversion in the case of Eurodollar Loans. Each request shall be in a minimum principal amount of $1,000,000 in the case of Eurodollar Loans and $ 100,000 in the case of Base Rate Loans and, in each case, integral multiples of $100,000 in excess thereof, and shall specify the date of the requested borrowing, extension or conversion, the aggregate amount to be borrowed, extended or converted and if an extension of conversion, the loan which is being extended or converted, and whether the borrowing, extension or conversion shall consist of Eurodollar Loans, Base Rate Loans or combination thereof. If the Borrower shall fail to specify (A) the type of Loan requested for a borrowing, the request shall be deemed a request for a Base Rate Loan, (B) the duration of the applicable Interest Period in the case of Eurodollar Loans, the request shall be deemed to be a request for an Interest Period of one month. Each request for a borrowing, extension or conversion hereunder shall be deemed a reaffirmation that the Representations and Warranties set forth herein are true and correct in all material respects as of such date. Unless extended in accordance with the provisions hereof, Eurodollar Loans shall be converted to Base Rate Loans at the end of the applicable Interest Period.

     RATE

     The Rate shall be either (i) the Adjusted Eurodollar Rate plus one percent or (ii) the Prime Rate, as the Borrower may elect. Interest will be payable in arrears on each Interest Payment Date.

     Capital Adequacy. If the Bank has reasonably determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, in each case after the date hereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, after the date hereof, has or would have the effect of reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then, upon notice from the Bank to the Borrower, the Borrower shall be obligated to pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. Each determination by the Bank of amounts owing under this paragraph shall, absent manifest error, be conclusive and binding on the parties hereto. The Bank shall not be entitled to any payments or compensation under this paragraph for any period of time more than 90 days prior to the date of any request by the Bank for compensation under this paragraph.

                                                                Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

     Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Bank shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Bank shall give telecopy or telephonic notice thereof to the Borrower. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Bank, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for the Bank to make or maintain Eurodollar Loans as contemplated hereunder, (a) the Bank shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment, if any, of the Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for the Bank to make or maintain Eurodollar Loans, the Bank shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and
(c) the Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Bank such amounts, if any, as may be required pursuant to the paragraph entitled "Indemnity".

     Requirements of Law. If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to the Bank, or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made after the date hereof:

         (a) shall subject the Bank to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to the Bank in respect thereof (except for Non-Excluded Taxes covered by the paragraph entitled "Taxes" (including Non-Excluded Taxes imposed solely by reason of any failure of the Bank to comply with its obligations under the paragraph entitled "Taxes") and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of the Bank or its applicable lending office, branch, or any affiliate thereof);

         (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (c) shall impose on the Bank any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from the Bank, the


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                                      -2-

                                                              Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

Borrower shall be obligated to promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans hereunder to Base Rate Loans by giving the Bank at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to the Bank, upon demand, without duplication, such amounts, if any, as may be required pursuant to the paragraph entitled "Indemnity". If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower certifying (x) that one of the events described in paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by the Bank and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank hereunder shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Note and the payment of the Loans and all other amounts payable hereunder. The Bank shall not be entitled to any payments or compensation under this paragraph for any period of time more than 90 days prior to the date of any request by the Bank for compensation under this paragraph.

     Taxes. Except as provided below in this subsection, all payments made by the Borrower under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of the Bank or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Bank or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which the Bank, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and the Bank, applicable lending office, branch or affiliate other than a connection arising solely from the Bank having executed, delivered or performed its obligations, or received payment under or enforced, this Note. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under any Notes,
(A) the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note, and (B) as promptly as possible thereafter the Borrower shall send to the Bank for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Note and the payment of the Loans and all other amounts payable hereunder. The Bank shall not be entitled to payment or compensation under this paragraph unless demand is made hereunder within 90 days of the Bank having actual knowledge of facts or circumstances entitling the Bank to compensation under this paragraph.

     Indemnity. The Borrower promises to indemnify the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur (other than through the Bank's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Note, (b) default by the Borrower in making any prepayment of a Eurodollar Loan with respect to which the Borrower has given a notice in accordance with the provisions of this Note or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With


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                                      -3-

                                                              Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by the Bank) which would have accrued to the Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this paragraph shall survive the termination of this Note and the payment of the Loans hereunder and all other amounts payable hereunder.

     FACILITY FEE

     The Borrower agrees to pay a facility fee to the Bank in an amount equal to one-fourth of one percent (1/4%) per annum on the average daily unused portion of the maximum amount available under this Note. This fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and on the Termination Date.

     PAYMENT SCHEDULE

     Principal shall be paid in a single payment on the Termination Date; interest thereon shall be paid in arrears on each Interest Payment Date.

     Voluntary Prepayments. The Borrower may make prepayment on the Loans in whole or in part, subject to the provisions of the paragraph entitled "Indemnity", but otherwise without premium or penalty; provided, however that Eurodollar Loans may be prepaid only on three Business Days' prior written notice and prepayments shall be in a minimum principal amount of $1,000,000 in the case of Eurodollar Loans and $100,000 in the case of Base Rate Loans and, in each case, integral multiples of $100,000 in excess thereof. Amounts prepaid hereunder may be reborrowed subject to the terms hereof.

     REPRESENTATIONS AND WARRANTIES

     Financial Condition. The financial statements provided to the Bank, consisting of

         (i) an audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1997 together with related consolidated statements of income and cash flows certified by Coopers & Lybrand LLP, certified public accountants, and

         (ii) company-prepared consolidated and consolidating balance sheets of the Borrower and its consolidated subsidiaries dated as of March 30, 1998 together with related consolidated and consolidating statements of income and cash flows, copies of which have been provided to the Bank, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments.



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                                      -4-

                                                              Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

     No Change. Since December 31, 1997 there has been no development or event which has had a material adverse effect on the condition (financial or otherwise), operations, business or prospects of the Borrower and its subsidiaries taken as a whole.

     Corporate Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business in each jurisdiction where failure to so qualify would have a material adverse effect on the Borrower and its subsidiaries taken as a whole and is in compliance with all Requirements of Law except to the extent that failure to be in compliance would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     Enforceable Obligation. The Borrower has the power and authority and legal right to enter into, deliver and perform under this Note and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Note. This Note constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     No Default. No Event of Default or event or condition which with notice or lapse of time, or both, would constitute an Event of Default, presently exists.

     Federal Regulations. No part of the proceeds of any Loan hereunder will be used, directly or indirectly, for any purpose in violation of Regulation U of the Board of Governors of the Federal Reserve System, as amended, modified or replaced.

     Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform property date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including, those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be a "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect in the condition (financial or otherwise), operations, business or prospects of the Borrower and its subsidiaries taken as a whole.

     COVENANTS

     The Borrower covenants and agrees to:

     Financial Statements. Furnish, or cause to be furnished, to the Bank:

         (i) Annual Audited Statements. As soon as available, but in any event within 120 days after the end of each fiscal year, audited consolidated and company-prepared consolidating balance sheets of the Borrower and its subsidiaries and related statements audited consolidated and company-prepared consolidating statements of income, retained earnings and cash flows, audited by a nationally recognized independent public accounting firm reasonably acceptable to the Bank, setting forth comparative


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                                      -5-

                                                              Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                           dated My 31, 1998

     information for the previous year, and reported without a "going concern" or like qualification or exception, or qualification indicating limitation of the scope of the audit; and

         (ii) Quarterly Statements. As soon as available, and in any event within 45 days after the end of the first three fiscal quarters, a company-prepared consolidated and consolidating balance sheet of the Borrower and its subsidiaries and related company-prepared consolidated and consolidating statements of income, retained earnings and cash flows for the quarter and for the portion of the year with comparative information for the corresponding periods for the previous year.

All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles from a prior period.

     Certificates and Notices. Furnish, or cause to be furnished, and give notice to the Bank:

         Officer's Certificate. Concurrently with the annual and quarterly financial statements referenced above, a certificate of a responsible officer of the Borrower stating that to the best of his knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties to which such statements relate and (ii) the Borrower is in compliance with the provisions of this
     Note in all material respects and no Event of Default, or event or condition which with notice or lapse of time, or both, would constitute an Event of Default exists hereunder.

         Public and Other Information. Copies of reports and information which the Borrower or its subsidiaries sends to its stockholders or files with the Securities and Exchange Commission, and any other financial or other information as the Bank may reasonably request.

         Notice of Default. Promptly upon becoming aware thereof notice of the occurrence of an Event of Default hereunder.

     Compliance with Laws. Comply will all Requirements of Law applicable to it except to the extent that failure to comply therewith would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     Year 2000 Compliance. The Borrower will promptly notify the Bank in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a material adverse effect in the condition (financial or otherwise), operations, business or prospects of the Borrower and its subsidiaries taken as a whole.

     Books and Records. Keep proper books and records in conformity with GAAP and all Requirements of Law and permit the Bank upon reasonable notice to visit and inspect such books and records.

     Merger and Consolidation. The Borrower will not merge or consolidate with any other entity unless after giving effect thereto (i) the Borrower shall be the surviving corporation and (ii) no Event of Default, or event or


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

                                                               Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

condition which on notice or lapse of time, or both, would constitute an Event of Default, shall exist immediately before or after giving effect thereto.

     Financial Covenants.

         (a) Consolidated Tangible Net Worth. There shall be maintained at all times a minimum Consolidated Tangible Net Worth of not less than $34,000,000; provided that the minimum Consolidated Tangible Net Worth required hereunder shall be increased (but not decreased) on the last day of each fiscal year, beginning with the first such date occurring after the date hereof, in an amount equal to 50% of Consolidated Net Income for the fiscal year then ending.

         (b) Interest Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter, an Interest Coverage Ratio of at least 3.0:1.0.

         (c) Funded Debt Ratio. There shall be maintained, as of the end of each fiscal quarter, a Funded Debt Ratio of not greater than 2.5:1.0.

     ADDITIONAL TERMS AND PROVISIONS

         CHOICE OF LAW AND CONSENT TO JURISDICTION

     Reference is made to paragraph 2 of the Section entitled "Additional Terms and Provisions". Notwithstanding provisions to the contrary contained therein or elsewhere in the Note, the Note and this Addendum shall be delivered in and shall be construed under the internal laws and judicial decisions of the Commonwealth of Virginia, and the laws of the United States as the same might be applicable, and the Borrower consents to jurisdiction in the Commonwealth of Virginia and waives objection to venue of the courts therein as provided in paragraph 2. References in paragraph 2 and elsewhere in the Note to "North Carolina" shall be deemed to mean, and be references instead to, "Virginia".

         EVENTS OF DEFAULT

     Reference is made to paragraph 3 of the Section entitled "Additional Terms and Provisions". The Event of Default described in subsection (i) is modified to read as follows:

         "(i) the failure to pay or perform any obligation, liability or indebtedness of any of the Obligors to the Bank, whether under this Note or under any other agreement, note or agreement now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration, no prior demand therefor by Bank being necessary), provided however that in the case of a good faith failure to perform a covenant hereunder on account of an acquisition, merger or consolidation, the Borrower shall have a period of 30 days to cure those events or conditions giving rise to the nonperformance which are susceptible to cure;"

     Upon the occurrence of any of the Events of Default the Bank may by notice to the Borrower, terminate the commitments hereunder and declare the loans and other amounts owing hereunder immediately due and payable as provided in paragraph 4(i); provided that the commitments hereunder shall be immediately terminated and the loans and other amounts shall be immediately due and payable upon the occurrence of an event described in paragraph 3(iv) without the necessity of giving any notice or other action by the Bank.


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                                      -7-

                                                               Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

         LATE FEE

     Reference is made to paragraph 4 of the Section entitled "Additional Terms and Provisions". No Late Fee (as referenced and defined in paragraph 4 and as distinguished from the Default Rate) shall be imposed on the Borrower under the Note and all references to the Late Fee shall be deemed deleted. A Default Rate, on the other hand, may be imposed as provided in the Note.

     DEFINITIONS

     As used herein:

         "Adjusted Eurodollar Rate" means:

                                              Eurodollar Rate
         Adjusted Eurodollar Rate =  ---------------------------------
                                     1 - Eurodollar Reserve Percentage

     "Base Rate Loans" means a Loan hereunder bearing interest at a rate determined by reference to the Prime Rate.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Reston, Virginia are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

     "Commitment Period" means the period from and including the date hereof to but excluding the earlier of (i) the Termination Date, or (ii) the date on which the commitments hereunder shall have been terminated in accordance with the provisions hereof

     "Consolidated EBITDA" means for any period, the sum of Consolidated EBIT plus depreciation, amortization and other non-cash charges, for the Borrower and its subsidiaries on a consolidated basis determined in each case in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

     "Consolidated EBIT" means for any period, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other income taxes, for the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

     "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of determination.

     "Consolidated Net Income" means for any period, the net income of the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis,

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                                      -8-

                                                               Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                          dated July 31, 1998

but excluding for purposes of determining the Interest Coverage Ratio, any extraordinary gains or losses, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses. The applicable period shall be for the four consecutive quarters ending as of the date of computation.

     "Consolidated Tangible Net Worth" means total stockholders' equity of the Borrower and its subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis, less and except goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

     "Consolidated Funded Debt" means Funded Debt of the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

     "Eurodollar Loan" means a Loan hereunder bearing interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Bank has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Bank. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing, on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided however if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Event of Default" means any event or condition described in paragraph 3 of the "Additional Terms and Conditions" section hereof

     "Funded Debt" means (i) all indebtedness for borrowed money (including without limitation, indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any


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


                                                               Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                         dated July 3 1, 1998

portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller), (ii) all purchase money indebtedness,
(iii) all capital lease obligations, (iv) all guaranty obligations with respect to Funded Debt of another Person, (v) all Funded Debt of another Person secured by a Lien on any Property of the Borrower or a subsidiary, whether or not such Funded Debt has been guaranteed or assumed, (vi) the maximum amount available to be drawn under standby letters of credit and bankers' acceptances issued or created, (vii) all preferred stock the terms of which require it to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (viii) the aggregate net amount of indebtedness or obligations relating to uncollected accounts receivable subject at such time to a sale of receivables (or other similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on the balance sheet in accordance with GAAP, and (ix) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. For purposes hereof, Funded Debt shall include Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

     "Funded Debt Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such date.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

     "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Interest Coverage Ratio" means for any period, the ratio of Consolidated EBIT to Consolidated Interest Expense.

     "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each month, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

     "Interest Period" means as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided however (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end. such Interest Period shall end on the last day of such calendar month.


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

                                                               Addendum to
                                                        $40,000,000 Demand Note
                                                       Perot Systems Corporation
                                                           dated July 31, 1998

     "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

     "Termination Date" means January 31, 1999, or any such later date as to which the Bank, in its sole discretion may agree.

                  [Remainder of Page Intentionally Left Blank]














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                                      -11-